Exhibit 99.1

Contact:

David Smith

212-479-3140

NEW SENIOR ANNOUNCES FIRST QUARTER 2015 RESULTS

$596 MILLION OF ACQUISITIONS COMPLETED YEAR TO DATE

PRO FORMA QUARTERLY NORMALIZED FFO PER SHARE OF $0.35

NEW YORK — May 7, 2015 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended March 31, 2015.

1Q 2015 AND RECENT BUSINESS HIGHLIGHTS

•	Completed $596 million of acquisitions year-to-date comprising 24 primarily private pay senior housing properties

•	6.3% same-store NOI growth for the managed senior housing portfolio

•	Raised $670 million of secured debt with a term of 7 years and an attractive rate of L+234bps

1Q 2015 FINANCIAL HIGHLIGHTS

•	Total net operating income (“NOI”) of $39.6 million compared to $32.3 million for 1Q 2014, a 23% increase

•	Normalized Funds from Operations (“NFFO”) of $17.9 million, or $0.27 per diluted share

•	AFFO of $14.9 million, or $0.22 per diluted share

•	Normalized FAD of $13.4 million, or $0.20 per diluted share

•	Paid dividend of $0.23 per share, or $15.3 million

•	Net loss of ($21.3) million, or ($0.32) per diluted share

1Q 2015 PRO FORMA HIGHLIGHTS

•	Pro forma total NOI of $47.8 million

•	Pro forma NFFO of $23.3 million, or $0.35 per diluted share

•	Pro forma AFFO of $20.3 million, or $0.31 per diluted share

•	Pro forma Normalized FAD of $18.5 million, or $0.28 per diluted share

See note below for an explanation regarding pro forma amounts.

“2015 is off to a very strong start, and I am pleased to report that the first quarter was an incredibly productive quarter, as evidenced by our strong financial results, the successful execution of our acquisition strategy and the improvements we made to our capital structure,” New Senior Chief Executive Officer Susan Givens said. “When we were spun-off approximately six months ago, we outlined a set of objectives that we hoped to accomplish before the end of the first quarter. I am happy to report that we have successfully completed all of those initiatives and are well positioned to deliver solid results for the remainder of 2015.”

Ms. Givens continued, “Our portfolio delivered strong results once again this quarter, including 6.3% same-store NOI growth for our managed portfolio. We continue to be extremely active with our acquisition efforts and have completed $596 million of acquisitions year-to-date at an attractive yield of approximately 6.5%, nearly double our 2014 full year acquisition volume. We currently have a number of significant opportunities in the pipeline, and we look forward to continuing our track record of growth.”

FIRST QUARTER 2015 RESULTS

Dollars in thousands, except per share data	For the Quarter Ended March 31, 2015
	Amount	Per Share(b)
Non-GAAP (a)
NOI	$39,589	—
FFO	8,904	$0.13
Normalized FFO	17,913	$0.27
AFFO	14,875	$0.22
Normalized FAD	13,350	$0.20

GAAP
Net loss	(21,253)	($0.32)

(a)	See end of press release for reconciliation of non-GAAP measures to net loss.
(b)	Per share amounts are based on 67.4 million diluted shares outstanding for non-GAAP amounts and 66.4 million diluted shares outstanding for net loss.

ACQUISITION ACTIVITY

As of today’s date, the Company has completed $596 million of primarily private pay senior housing properties at an expected blended initial NOI yield of approximately 6.5%. The 24 acquired properties include 21 independent living properties (“IL-only”), 2 assisted living / memory care (“AL/MC”) properties and 1 rental continuing care retirement community (“CCRC”). The IL-only and AL/MC properties were added to the Company’s managed portfolio and the rental CCRC was added to the Company’s triple net lease portfolio.

PORTFOLIO PERFORMANCE

Total portfolio NOI increased 22.7% to $39.6 million compared to $32.3 million for 1Q 2014. Same-store NOI increased 6.3% for the 33 same-store properties in the Company’s managed portfolio over 1Q 2014 results. (1Q 2015 same-store NOI excludes $122,000 relating to the write-off of a receivable assumed at the time of an acquisition in the third quarter of 2013.)

FINANCING ACTIVITY

In March, the Company completed a $670 million first mortgage loan (the “Loan”) secured by 52 senior housing properties with Freddie Mac. The Loan bears interest at LIBOR + 234bps and has a seven year maturity. Proceeds from the Loan were used to refinance existing floating rate debt and to fund acquisitions. The Loan lowered the Company’s weighted average effective interest rate on its total debt by 85bps and extended the weighted average maturity of its debt by one year.

DIVIDEND

On April 6, 2015, the Company announced that its Board of Directors declared a quarterly dividend of $0.23 per share payable to shareholders of record on April 17, 2015. This dividend was paid on April 30, 2015.

EXPLANATION OF 1Q 2015 PRO FORMA HIGHLIGHTS

Pro forma NFFO, pro forma AFFO and pro forma Normalized FAD represent 1Q 2015 actuals with adjustments to 1) include 3 months of results attributable to acquisitions completed during and subsequent to quarter end, based on underwriting assumptions for the months in which the Company did not own an asset for the entire month and 2) reflect 3 months of interest expense from the new financing completed at the end of the first quarter. Pro forma NOI represents 1Q 2015 NOI with the first adjustment described above.

Pro forma NFFO, pro forma total NOI, pro forma AFFO and pro forma Normalized FAD are illustrative/hypothetical values and do not represent New Senior’s historical performance or management’s projections for any future reporting period.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on May 7, 2015 at 12:00 P.M. Eastern Time. The conference call may be accessed by dialing (855) 734-8393 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior First Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on June 7, 2015 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “36746367.”

ABOUT NEW SENIOR

New Senior is a real estate investment trust focused on investing in senior housing properties across the United States. The Company is one of the largest owners of senior housing properties and currently owns 124 properties in 32 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding acquisition opportunities, our ability to continue the Company’s track record for growth, and the expected NOI yield of completed acquisitions. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Real estate investments:
Land	$170,690	$138,799
Buildings, improvements and other	1,907,393	1,500,130
Accumulated depreciation	(70,391)	(56,988)

Net real estate property	2,007,692	1,581,941

Acquired lease and other intangible assets	239,557	178,615
Accumulated amortization	(95,811)	(79,021)

Net real estate intangibles	143,746	99,594

Net real estate investments	2,151,438	1,681,535

Cash and cash equivalents	107,090	226,377
Receivables and other assets, net	69,208	58,247

Total Assets	$2,327,736	$1,966,159

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$1,614,759	$1,223,224
Due to affiliates	9,924	6,882
Dividends payable	—	15,276
Accrued expenses and other liabilities	75,753	72,241

Total Liabilities	$1,700,436	$1,317,623

Commitments and contingencies

Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none outstanding as of both March 31, 2015 and December 31, 2014	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 66,415,415 shares issued and outstanding as of both March 31, 2015 and December 31, 2014	664	664
Additional paid-in capital	672,604	672,587
Accumulated deficit	(45,968)	(24,715)

Total Equity	$627,300	$648,536

Total Liabilities and Equity	$2,327,736	$1,966,159

Condensed Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues
Resident fees and services	$47,188	$35,537
Rental revenue	26,672	22,298

Total revenues	73,860	57,835

Expenses
Property operating expense	34,271	25,559
Depreciation and amortization	30,157	22,835
Interest expense	15,312	13,305
Acquisition, transaction and integration expense	3,918	4,223
Management fee to affiliate	3,050	1,653
General and administrative expense	3,409	838
Loss on extinguishment of debt	5,091	—

Total expenses	$95,208	$68,413

Loss Before Income Taxes	(21,348)	(10,578)
Income tax (benefit) expense	(95)	360

Net Loss	$(21,253)	$(10,938)

Loss Per Share of Common Stock
Basic and diluted(A)	$(0.32)	$(0.16)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted(B)	66,415,415	66,399,857

Dividends Declared Per Share of Common Stock	$—	$—

(A)	Basic EPS is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.
(B)	For the purposes of computing income per share of common stock for periods prior to the spin-off on November 6, 2014, the Company treated the common shares issued in connection with the spin-off as if they had been outstanding for all periods presented, similar to a stock split. The 5.5 million options that were issued on the spin-off date were excluded from the diluted share calculation as their effect would have been anti-dilutive.

Condensed Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities
Net loss	$(21,253)	$(10,938)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,193	22,835
Amortization of deferred financing costs	2,198	2,054
Amortization of deferred community fees	(563)	(266)
Amortization of premium on mortgage notes payable	230	215
Non-cash straight line rent	(6,166)	(6,064)
Loss on extinguishment of debt	5,091	—
Equity-based compensation	17	—
Provision for bad debt	467	233
Changes in:
Receivables and other assets	(3,244)	(2,042)
Due to affiliates	3,042	1,511
Accrued expenses and other liabilities	2,985	8,253

Net cash provided by operating activities	$12,997	$15,791

Cash Flows From Investing Activities
Acquisition of real estate investments and intangibles	(492,943)	(23,000)
Capital expenditures	(2,460)	(1,785)
Funds reserved for future capital expenditures	(445)	(253)
Deposits paid for real estate investments	(4,955)	(2,448)

Net cash used in investing activities	$(500,803)	$(27,486)

Cash Flows From Financing Activities
Proceeds from mortgage notes payable	687,722	17,250
Principal payments of mortgage notes payable	(4,176)	(2,739)
Repayments of mortgage notes payable	(289,484)	—
Payment of exit fees on extinguishment of debt	(1,499)	—
Payment of deferred financing costs	(7,779)	(252)
Payment of common stock dividend	(15,276)	—
Purchase of interest rate caps	(989)	—
Contributions	—	12,129
Distributions	—	(8,081)

Net cash provided by financing activities	$368,519	$18,307

Net Increase (Decrease) in Cash and Cash Equivalents	(119,287)	6,612
Cash and Cash Equivalents, Beginning of Period	226,377	30,393

Cash and Cash Equivalents, End of Period	$107,090	$37,005

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$13,565	$8,667
Cash paid during the period for income taxes	—	82

Reconciliation of NOI

(dollars in thousands)

For the Quarter Ended
March 31, 2015
Revenue	$73,860
Property operating expense	(34,271)

NOI	39,589

Depreciation and amortization	(30,157)
Interest expense	(15,312)
Acquisition, transaction and integration expense	(3,918)
Management fee to affiliate	(3,050)
General and administrative expense	(3,409)
Loss on extinguishment of debt	(5,091)
Income tax benefit	95

Net Loss	$(21,253)

Reconciliation of FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

For the Quarter Ended March 31, 2015
Net loss	$(21,253)
Adjustments:
Depreciation and amortization	30,157

FFO	$8,904
FFO per diluted share	$0.13

Acquisition, transaction and integration expense	3,918
Loss on extinguishment of debt	5,091

Normalized FFO	$17,913
Normalized FFO per diluted share	$0.27

Straight-line rent	(6,166)
Amortization of deferred financing costs	2,198
Amortization of premium on mortgage notes payable	230
Amortization of deferred community fees and other(1)	700

AFFO	$14,875
AFFO per diluted share	$0.22

Maintenance capital expenditures	(1,525)

Normalized FAD	$13,350
Normalized FAD per diluted share	$0.20

Weighted average diluted shares outstanding(2)	67,418

(1)	Includes net change in deferred community fees, above/below market lease amortization and other non-cash GAAP adjustments.
(2)	Includes dilutive effect of options.

Reconciliation of Same-Store NOI (unaudited)

(dollars in thousands)

	1Q 2014				1Q 2015
	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties	Non Same- Store Managed Properties	Total
NOI	$22,298	$9,587	$391	$32,276	$26,672	$10,069	$2,848	$39,589

Depreciation and amortization				(22,835)				(30,157)
Interest expense				(13,305)				(15,312)
Acquisition, transaction and integration expense				(4,223)				(3,918)
Management fee to affiliate				(1,653)				(3,050)
General and administrative expense				(838)				(3,409)
Loss on extinguishment of debt				—				(5,091)
Income tax (expense) benefit				(360)				95

Net Loss				($10,938)				($21,253)

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure. A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure.

We believe that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, we consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance.

We believe that Normalized Funds from Operations, or Normalized FFO, is useful because it allows investors, analysts and our management to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by period specific items and events such as transaction costs. In addition, we believe Adjusted Funds from Operations, or AFFO, and normalized FAD is useful as a supplemental measure of our ability to fund dividend payments.

The non-GAAP financial measures we present may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. You should not consider these measures as alternatives to net income (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine these measures in conjunction with net income as presented in our Consolidated Financial Statements.